SECOND AMENDMENT
TO LEASE AGREEMENT

THIS SECOND AMENDMENT TO LEASE AGREEMENT (this "Second Amendment") is made and entered into this 31 day of Jan., 2024, by and between **AURORA DEVELOPMENT CENTER LLC**, an Ohio limited liability company ("Landlord") and **ENERGY FOCUS, INC.**, a Delaware corporation ("Tenant").

RECITALS

A. Landlord and Tenant entered into that certain Lease Agreement dated April 19, 2016, for the lease of certain 116,592 square foot premises (the "Original Premises") located at 32000 Aurora Road, Solon, Ohio and as amended by that certain First Amendment to Lease Agreement dated March 25, 2022 (collectively, the "Lease").

B. Landlord and Tenant have agreed to reduce the area of the Premises by 32,643 square feet (the "Second Contracted Premises").

C. Landlord and Tenant desire to amend the Lease in accordance with the terms and conditions set forth herein.

PROVISIONS

NOW, THEREFORE, in consideration of the foregoing Recitals, the mutual covenants and conditions set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and notwithstanding anything to the contrary contained in the Lease, the parties hereto agree as follows:

1. **Recitals.** The foregoing Recitals are incorporated herein by reference.

2. **Second Contracted Premises**. As of May 1, 2024 (the "Second Contraction Date") and continuing through the remainder of the Term and the Renewal Term, if any, the Premises shall no longer include the Second Contracted Premises and the total square footage of the Premises shall be 29,692 rentable square feet. Except as expressly set forth in this Second Amendment and as context further dictates, all references in the Lease to the term "Premises" shall be as shown on **Exhibit J**, attached hereto and incorporated herein by reference, for a total of 29,692 rentable square feet. No sooner than the Second Contraction Date, Landlord shall commence the work, at its sole cost, to demise and separate the Second Contracted Premises from the remaining Premises.

3. **Base Rent**. The Base Rent Schedule in Section 1.1 of the Lease, as amended by Section 4 of the First Amendment, is amended as follows:

Period	Per SF Rental Rate	Annual Base Rent	Monthly Installment of Base Rent
Effective Date- June 30, 2024 *	$5.95		$ 30,890.11
July 1, 2024 - October 31, 2024*	$6.07		$ 31,507.91
November 1, 2024 - June 30, 2025	$6.07	$ 180,097.78	$ 15,008.15
July 1, 2025- June 30, 2026	$6.19	$ 183,699.73	$ 15,308.31
July 1, 2026- June 30, 2027	$6.31	$ 187,373.73	$ 15,614.48

*Tenant shall pay Base Rent on the previous square footage of 62,335 square feet through October 31, 2024.

4. **Tenant's Proportionate Share**. Commencing on the Second Contraction Date, Tenant's Proportionate Share as defined under Section 1.1 and Exhibit G of the Lease shall be 9.64%.

5. **Utilities**. Tenant shall make arrangements with appropriate utility or service companies for its own service for any utilities and/or services which are to serve the Premises exclusively or directly and which can be billed to Tenant directly, and Tenant shall promptly pay all costs with respect to same, such payments to be made, to the extent possible, directly to the utility or service provider or to the appropriate party charged with collecting the same, the foregoing to include all charges for such utilities or services. So long as Landlord provides electrical and gas services in the Premises, Tenant shall obtain all electrical and/or gas service used in the Premises from Landlord, including all electrical and/or gas services relating to packaging air conditioning equipment serving the Premises, and shall pay Landlord either 1) if the Premises is submetered, the cost of Tenant's actual usage; or 2) if the Premises is not submetered, a monthly cost equal to 48% of the actual electric or gas billing statement that includes the meter serving the Premises. Any installation of non-standard office equipment, special equipment, or intermittent operating equipment must have the prior approval of Landlord and shall be subject to special charges and regulations. Any new or additional electric facilities required to service equipment installed by Tenant and all changes in existing electrical facilities in or serving the Premises required by Tenant (if permitted) shall be installed, furnished or made by Landlord at Tenant's expense. Tenant shall be responsible for all expenses related to the maintenance and cleaning of fluorescent lighting equipment located in the Premises. Landlord shall not be liable for any interruption or failure in the supply of any such utilities or services to the Premises.

6. **Dock Use.** Tenant shall have non-exclusive access and use of the dock located within the Premises. Upon reasonable notice, Tenant agrees to share the use of the dock and access through the Premises thereto to other tenants in the Building. Tenant shall be responsible for the cost of the dock, excluding damage caused by another Building tenant.

7. **Affirmation of Terms.** Except as expressly set forth herein, all of the other terms and conditions of the Lease shall remain the same and in full force and effect.

8. **Miscellaneous.**

A. Defined Terms. Capitalized terms set forth in this Second Amendment and not otherwise defined herein shall have the meanings ascribed to them in the Lease.

B. Headings. The subject headings of the Sections of this Second Amendment are included for purposes of convenience only and shall not affect the construction or interpretation of any of its provisions.

C. Entire Agreement. This Amendment, including the Exhibits, other attachments and instruments to be delivered by the parties pursuant to the provisions herein contain the entire understanding and agreement of the parties with respect to the subject matter of this Second Amendment.

D. Modification and Waiver. No supplement, modification, or amendment of this Amendment shall be binding unless executed in writing by the parties.

E. Counterparts. This Amendment may be executed in multiple counterparts, each of which will be deemed an original but all of which will constitute one and the same document. Landlord and Tenant hereby agree that electronically transmitted signatures upon this Second Amendment shall suffice for the purposes of valid and enforceable execution hereof.

F. Severability. In the event any of the provisions of this Amendment are determined to be unenforceable by any court of competent jurisdiction, the parties hereto shall consider such provisions amended and modified so as to eliminate such invalidity or unenforceability, and all other provisions of this Second Amendment shall remain in full force or effect as originally written.

G. Construction. This Second Amendment has been prepared and reviewed by the parties and their professional advisors. The parties and their respective advisors believe that this Second Amendment is the product of their joint efforts, that it expresses their agreement and that it should not be interpreted in favor of either Landlord and Tenant or against either Landlord and Tenant because of their efforts in the preparation hereof.

H. Brokers. Tenant warrants and represents to Landlord that it has not dealt with any broker in connection with the consummation of this Second Amendment. Tenant shall indemnify and defend and hold harmless Landlord for, from and against all liabilities arising from any such claims, including any attorneys' fees in connection therewith.

SIGNATURES APPEAR ON THE FOLLOWING PAGE

IN TESTIMONY HEREOF, Landlord and Tenant have caused this Second Amendment to the Lease Agreement to be signed as of the date Effective Date.

LANDLORD:

AURORA DEVELOPMENT CENTER LLC,
an Ohio limited liability company

By: Ryan Roa

Print: Ryan Roa

Title: Manager

STATE OF Florida)
) SS.
COUNTY OF Hillsborough)

This is an acknowledgement clause. No oath or affirmation was administered to the signor.

The foregoing instrument was acknowledged before me on this 16th day of January, 2024, by Ryan Roa, the Manager of **AURORA DEVELOPMENT CENTER, LLC**, an Ohio limited liability company, on behalf of said company.

NOTARY PUBLIC

Notary Public State of Florida
Donald Lee Pitisci
My Commission HH 337614
Expires 12/1/2026

Landlord Signature Page to Second Amendment to Lease Agreement

TENANT:

ENERGY FOCUS, INC.,
a Delaware corporation

By: ______________________

Print: HUANG CHIAO CHIEH

Title: CEO

STATE OF OH)
) SS.
COUNTY OF Cuyahoga)

This is an acknowledgement clause. No oath or affirmation was administered to the signor.

The foregoing instrument was acknowledged before me on this 31 day of January 2024, by Huang Chiao Chieh the CEO of **ENERGY FOCUS, INC.**, a Delaware corporation, on behalf of said company.

____
NOTARY PUBLIC

NOTARIAL SEAL
STATE OF OHIO

STEPHANIE BERAN
Notary Public, State of Ohio
My Commission Expires:
10/22/2024

Tenant Signature Page to Second Amendment to Lease Agreement

EXHIBIT J

Depiction of the Premises (as amended by the Second Amendment)

(Attached Hereto)